UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2011

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 27, 2011, Tessera Technologies, Inc. (“Tessera”) issued its fourth quarter 2010 press release and management’s prepared remarks. A copy of the press release and management’s prepared remarks are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and are incorporated by reference herein.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 26, 2011, Tessera’s Board of Directors approved a worldwide workforce reduction, primarily in the Micro-optics and Embedded Image Enhancement business lines, as well as in certain headquarters support functions, in order to focus on technologies that are growth opportunities. The workforce reduction is expected to be completed during the first quarter of 2011. Tessera expects to incur severance and other related costs in connection with the workforce reduction in the range of $2.5 million to $3.0 million. Tessera expects to recognize a total charge of $2.5 million to $3.0 million for these costs in the first quarter of 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 27, 2011

99.2	Management’s Prepared Remarks dated January 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2011

TESSERA TECHNOLOGIES, INC.

By:	/ S / MICHAEL ANTHOFER
Name:	Michael Anthofer
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 27, 2011

99.2	Management’s Prepared Remarks dated January 27, 2011